UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 29, 2019

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road

Building III, Suite 200

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 961-1891

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Savara Inc. (“Savara”) held on May 29, 2019 (the “Annual Meeting”), our stockholders elected each of the following individuals to serve on the Board of Directors until the next annual meeting of stockholders, or until a successor is duly elected and qualified.

Nominees	Votes For	Votes Against	Abstentions	Broker Non Votes
Robert Neville	23,690,915	110,941	6,244	7,743,504
Nevan Elam	23,454,540	347,199	6,361	7,743,504
Richard J. Hawkins	23,555,478	243,367	9,255	7,743,504
Joseph S. McCracken	21,387,447	2,413,402	7,251	7,743,504
Matthew Pauls	19,617,485	4,065,924	124,691	7,743,504
Yuri Pikover	20,424,024	3,205,658	178,418	7,743,504
David A. Ramsay	23,569,707	230,138	8,255	7,743,504

In addition, the following proposals were voted on at the Annual Meeting:

1.	Proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions	Broker Non Votes
31,469,733	51,586	30,285	—

2.	Proposal to approve, on an advisory basis, the compensation of our named executives.

Votes For	Votes Against	Abstentions	Broker Non Votes
18,787,385	190,261	4,830,454	7,743,504

3.	Proposal to indicate, on an advisory basis, the preferred frequency of holding an advisory vote on the compensation of our named executives.

1 Year	2 Years	3 Years	Abstentions
18,207,034	743,511	155,908	4,701,647

After consideration of the stockholder vote, our board of directors has determined to hold an advisory (non-binding) vote on the compensation of our named executives each year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2019		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial Officer